UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                              ---------------------


                                    FORM 8-K




                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934





       Date of Report (Date of earliest event reported) 22 October 2001
                                                       ----------------




                     Air Products and Chemicals, Inc.
            --------------------------------------------------
            (Exact name of registrant as specified in charter)


           Delaware                     1-4534                  23-1274455
----------------------------   ------------------------   -------------------
(State of other jurisdiction   (Commission file number)  (IRS Identification
        of incorporation)                                       number)


7201 Hamilton Boulevard, Allentown, Pennsylvania                   18195-1501
------------------------------------------------                   ----------
    (Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code  (610) 481-4911
                                                    --------------

Item 5.  Other Events.
----------------------

         AIR PRODUCTS REPORTS FOURTH QUARTER OPERATING EPS OF 60 CENTS
         -------------------------------------------------------------

LEHIGH VALLEY, Pa. (October 22, 2001) - Air Products and Chemicals, Inc. (NYSE:APD) today reported net income from operations of $133 million, or diluted earnings per share of 60 cents, for the September quarter. Diluted earnings per share declined six percent compared with prior year earnings per share of 64 cents, excluding special items in both quarters. Net income from operations declined five percent compared with prior year earnings of $139 million, primarily due to continued weakness in the global electronics market and U.S. manufacturing. Revenues of $1.4 billion declined six percent.

Commenting on the quarter, Air Products Chairman and Chief Executive Officer John P. Jones said, "In this challenging economic environment, Air Products produced solid results, implemented several strategic steps, and took some difficult but decisive actions. Divesting our interest in two cogeneration facilities is consistent with our commitment to focus resources on our strategic growth businesses. We restructured other businesses, making targeted staff reductions and writing down some underperforming assets. To take advantage of the lower interest rate environment, we also repurchased a portion of our debt. These actions will make Air Products more competitive going forward."

The following discussion excludes special items noted in the footnotes to the financial statements.

Industrial gas sales of $925 million declined two percent. Operating income declined nine percent compared with the prior year, principally due to the slowdown in the electronics market. Results for electronics were affected by a sharp reduction in customers' global silicon wafer processing due to soft demand and excess inventories.

Operating results for the global Chemicals and Processing Industries (CPI) Division improved on higher sales of HYCO (hydrogen, carbon monoxide, and syngas-a mix of hydrogen and carbon monoxide). Increased merchant volumes, including helium provided to the MRI market, led to better Asian results, while our European business continued to perform well across the board. Results for North American Gases improved despite lower volumes.

Chemicals' sales of $365 million declined due to the divestiture of the polyvinyl alcohol business and the slower economy. Operating income improved 15 percent compared with prior year on lower raw material costs, including natural gas. The group's operating income continued to show sequential improvement.

For fiscal 2001, Air Products' sales of $5.7 billion were up five percent compared with the prior year. Income from operations declined two percent to $519 million. Earnings per share from operations were $2.37, compared with last year's $2.46 per share on a diluted basis.

Commenting on the year, Mr. Jones said, "Air Products faced many challenges this year. We managed through a number of difficult issues caused by the declining economy without losing sight of our long-term strategies. We maintained our return on capital by focusing on raw material cost recovery, controlling overhead and production costs, reducing capital spending, and strengthening our balance sheet. Our leadership positions and the breadth of our portfolio have allowed us to perform relatively well during these difficult economic times and, more importantly, will enable us to thrive in the economic growth that will inevitably follow."

Mr. Jones concluded by saying, "Air Products begins fiscal 2002 at a time of great uncertainty in global markets. World events are affecting consumer confidence, and will likely extend the current global economic downturn. We anticipate the downturn will lead to lower earnings in the first half of our fiscal year, with our earnings improving in the second half as the economy rebounds. Under this scenario, we expect flat volumes and operating earnings per share of $2.35 - $2.45 in fiscal 2002."



**NOTE: The fiscal 2002 earnings outlook reflects an estimated five cents per share benefit from the adoption of a new accounting standard for goodwill.

***NOTE: The forward-looking statements contained in this release are based on current expectations regarding important risk factors. Actual results may differ materially from those expressed. Factors that might cause forward-looking statements to differ materially from actual results include, among other things, overall economic and business conditions, including the success of the world economy strengthening in the second half of the fiscal year; demand and timing of the placing of orders for the goods and services of Air Products, including the success of recovery in the Air Products' markets in the electronics industry in the second half of the fiscal year; competitive factors in the industries in which it competes; the ability to recover increased energy and raw material costs from customers; spikes in the pricing of natural gas; changes in government regulations; consequences of acts of terrorism impacting the United States' and other markets; the success of implementing cost reduction programs; the timing, impact and other uncertainties of future acquisitions or divestitures; significant fluctuations in interest rates and foreign currencies; the impact of tax and other legislation and regulations in jurisdictions in which Air Products and its affiliates operate; and the timing and rate at which tax credits can be utilized.

Financial tables follow:

                        AIR PRODUCTS AND CHEMICALS, INC.
                  SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION
                                   (Unaudited)

(Millions of dollars, except per share)
--------------------------------------------------------------------------------------------------------------------
                                                    Three Months Ended              Twelve Months Ended
                                                        30 September                    30 September
                                                  2001            2000              2001             2000
--------------------------------------------------------------------------------------------------------------------
Sales                                          $1,361.7          $1,449.1          $5,717.2        $5,467.1
--------------------------------------------------------------------------------------------------------------------

Net Income:
    As reported                                  $103.1            $218.5            $465.6          $124.2
    Exclusive of extraordinary and special       $133.1(a)         $139.4(c)         $519.3(b)       $532.6(d)
    items
--------------------------------------------------------------------------------------------------------------------

Basic Earnings Per Share:
    As reported                                     $.48             $1.02             $2.17            $.58
    Exclusive of extraordinary and special          $.62              $.65             $2.42           $2.50
    items
--------------------------------------------------------------------------------------------------------------------

Diluted Earnings Per Share:
    As reported                                     $.47             $1.01             $2.12            $.57
    Exclusive of extraordinary and special          $.60(a)           $.64(c)          $2.37(b)        $2.46(d)
    items
--------------------------------------------------------------------------------------------------------------------

Operating Return on Net Assets                                                         11.1%           11.1%

Capital Expenditures                                                                 $806.3          $973.0

Depreciation                                     $139.4            $149.0            $573.0          $575.7
--------------------------------------------------------------------------------------------------------------------


(a) Excludes an after-tax charge of $47.3 million, or $.21 per share, for a global cost reduction plan, an after-tax loss of $47.3 million, or $.21 per share, on the early extinguishment of debt, and an after-tax gain of $64.6 million, or $.29 per share, on the divestiture of interest in cogeneration facilities.
(b) Excludes an after-tax charge of $67.3 million, or $.31 per share, for a global cost reduction plan, an after-tax charge of $3.7 million, or $.02 per share, for costs related to a litigation settlement, an after-tax loss of $47.3 million, or $.21 per share, on the early extinguishment of debt, and an after-tax gain of $64.6 million, or $.29 per share, on the divestiture of interest in cogeneration facilities.
(c) Excludes an after-tax gain of $79.1 million, or $.37 per share, on the sale of the polyvinyl alcohol business.
(d) Excludes an after-tax gain of $79.1 million, or $.37 per share, on the sale of the polyvinyl alcohol business, an after-tax charge of $456.5 million, or $2.12 per share, for costs related to the BOC transaction, an after-tax charge of $35.0 million, or $.16 per share, for a global cost reduction plan, and an after-tax gain of $4.0 million, or $.02 per share, on the sale of packaged gas facilities.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                               CONSOLIDATED INCOME
                                   (Unaudited)

(Millions of dollars, except per share)
--------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended              Twelve Months Ended
                                                            30 September                    30 September
                                                      2001            2000              2001             2000
--------------------------------------------------------------------------------------------------------------------
SALES AND OTHER INCOME
Sales                                             $1,361.7        $1,449.1          $5,717.2         $5,467.1
Other income (expense), net                           (6.9)           19.0               5.5             28.4
--------------------------------------------------------------------------------------------------------------------
                                                   1,354.8         1,468.1           5,722.7          5,495.5
--------------------------------------------------------------------------------------------------------------------
COSTS AND EXPENSES
Cost of sales                                        968.5         1,029.2           4,102.7          3,825.6
Selling and administrative                           215.8           177.5             752.1            714.7
Research and development                              32.2            32.1             122.5            124.4
--------------------------------------------------------------------------------------------------------------------
OPERATING INCOME                                     138.3           229.3             745.4            830.8
Income from equity affiliates, net of related         21.6            25.6              81.2             87.6
 expenses
Gain on divestiture of interest in                   101.6             --              101.6              --
 cogeneration facilities
Loss on currency hedges related to BOC                --               --                --             730.4
 transaction and expenses
Gain on sale of polyvinyl alcohol                     --             126.8               --             126.8
 business
Interest expense                                      43.8            55.7             191.2            196.7
--------------------------------------------------------------------------------------------------------------------
INCOME BEFORE TAXES AND MINORITY                     217.7           326.0             737.0            118.1
 INTEREST
Income taxes (benefits)                               66.9           106.5             219.0            (13.7)
Minority interest (a)                                   .4             1.0               5.1              7.6
--------------------------------------------------------------------------------------------------------------------
INCOME BEFORE EXTRAORDINARY ITEM                     150.4           218.5             512.9            124.2
Extraordinary item - loss on early retirement of      47.3             --               47.3              --
 debt, net of income tax benefit of $28.5
--------------------------------------------------------------------------------------------------------------------
NET INCOME                                          $103.1          $218.5            $465.6           $124.2
====================================================================================================================
BASIC EARNINGS  PER COMMON SHARE:
    Income before extraordinary item                   $.70           $1.02             $2.39             $.58
    Extraordinary item                                 (.22)          --                 (.22)             --
---------------------------------------------------------------------------------------------------------------------
    NET INCOME                                         $.48           $1.02             $2.17             $.58
---------------------------------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended              Twelve Months Ended
                                                            30 September                    30 September
                                                      2001            2000              2001             2000
--------------------------------------------------------------------------------------------------------------------
DILUTED EARNINGS  PER COMMON
 SHARE:
  Income before extraordinary item                    $.68           $1.01             $2.33             $.57
  Extraordinary item                                  (.21)            --               (.21)             --
--------------------------------------------------------------------------------------------------------------------
 NET INCOME                                           $.47           $1.01             $2.12             $.57
--------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF                          215.5            213.8             214.8           213.4
 COMMON SHARES (in millions)
--------------------------------------------------------------------------------------------------------------------
WEIGHTED AVERAGE NUMBER OF                          220.0            217.2             219.3           216.2
 COMMON AND COMMON
 EQUIVALENT SHARES (in millions) (b)
--------------------------------------------------------------------------------------------------------------------
DIVIDENDS DECLARED PER COMMON                         $.20             $.19              $.78            $.74
 SHARE - Cash
--------------------------------------------------------------------------------------------------------------------

(a)  Minority interest primarily includes before-tax amounts.
(b) The dilution of earnings per common share is due mainly to the impact of unexercised stock options.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                   (Unaudited)

(Millions of dollars)
-----------------------------------------------------------------------------------------------------------------
                                                                            30 September
ASSETS                                                            2001                       2000
-----------------------------------------------------------------------------------------------------------------
CURRENT ASSETS
Cash and cash items                                               $66.2                     $94.1
Trade receivables, less allowances for                            913.6                     982.7
 doubtful accounts
Inventories and contracts in progress                             478.4                     482.2
Other current assets                                              226.6                     246.0
-----------------------------------------------------------------------------------------------------------------
TOTAL CURRENT ASSETS                                            1,684.8                   1,805.0
-----------------------------------------------------------------------------------------------------------------
INVESTMENTS IN NET ASSETS OF AND ADVANCES TO                      499.5                     466.6
 EQUITY AFFILIATES
PLANT AND EQUIPMENT, at cost                                   10,226.5                  10,310.9
Less - Accumulated depreciation                                 5,108.0                   5,054.2
-----------------------------------------------------------------------------------------------------------------
PLANT AND EQUIPMENT, net                                        5,118.5                   5,256.7
-----------------------------------------------------------------------------------------------------------------
GOODWILL AND OTHER NONCURRENT ASSETS                              771.6                     742.2
-----------------------------------------------------------------------------------------------------------------
TOTAL ASSETS                                                   $8,074.4                  $8,270.5
=================================================================================================================

LIABILITIES AND SHAREHOLDERS' EQUITY
-----------------------------------------------------------------------------------------------------------------
CURRENT LIABILITIES
Payables, trade and other                                        $512.2                    $578.4
Accrued liabilities                                               341.6                     357.2
Accrued income taxes                                               48.4                      10.0
Short-term borrowings                                             255.7                     249.7
Current portion of long-term debt                                 194.5                     179.5
-----------------------------------------------------------------------------------------------------------------
TOTAL CURRENT LIABILITIES                                       1,352.4                   1,374.8
-----------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                  2,027.5                   2,615.8
DEFERRED INCOME & OTHER NONCURRENT LIABILITIES                    677.1                     561.3
DEFERRED INCOME TAXES                                             784.1                     781.8
-----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES                                               4,841.1                   5,333.7
-----------------------------------------------------------------------------------------------------------------
MINORITY INTERESTS IN SUBSIDIARY COMPANIES                        118.0                     115.5
-----------------------------------------------------------------------------------------------------------------
TOTAL SHAREHOLDERS' EQUITY                                      3,115.3                   2,821.3
-----------------------------------------------------------------------------------------------------------------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY                     $8,074.4                  $8,270.5
=================================================================================================================

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                        CONDENSED CONSOLIDATED CASH FLOWS
                                   (Unaudited)

(Millions of dollars)
--------------------------------------------------------------------------------------------------------------------------------
                                                                                               Twelve Months Ended
                                                                                                   30 September
                                                                                        2001                     2000
--------------------------------------------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
Income before Extraordinary Item                                                       $512.9                   $124.2
Adjustments to reconcile income to cash provided by operating activities:
 Depreciation                                                                           573.0                    575.7
 Deferred income taxes                                                                   39.0                     (5.5)
 Loss on BOC transaction                                                                  --                     706.1
 Undistributed earnings of unconsolidated affiliates                                    (46.2)                   (49.9)
 (Gain) on sale of assets and investments                                              (104.7)                  (138.6)
 Other                                                                                   36.5                    100.8
Working capital changes that provided (used) cash, net of effects of acquisitions
 Trade receivables                                                                       63.7                   (158.5)
 Inventories and contracts in progress                                                    2.6                    (57.4)
 Payables, trade and other                                                              (75.6)                    92.1
 Other                                                                                   82.8                    (15.0)
--------------------------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                                                 1,084.0                  1,174.0
--------------------------------------------------------------------------------------------------------------------------------
INVESTING ACTIVITIES
 Additions to plant and equipment (a)                                                  (708.3)                  (767.7)
 Acquisitions, less cash acquired (b)                                                   (59.2)                  (170.4)
 Investment in and advances to unconsolidated affiliates                                (38.3)                    (5.6)
 BOC transaction costs                                                                   --                     (665.8)
 Proceeds from sale of assets and investments                                           497.0                    381.8
 Other                                                                                   31.1                       .1
--------------------------------------------------------------------------------------------------------------------------------
CASH USED FOR INVESTING ACTIVITIES                                                     (277.7)                (1,227.6)
--------------------------------------------------------------------------------------------------------------------------------
FINANCING ACTIVITIES
 Long-term debt proceeds                                                                121.0                    820.9
 Payments on long-term debt                                                            (796.6)                  (418.0)
 Net (decrease) increase in commercial paper and short-term borrowings                    8.0                   (182.1)
 Purchase of treasury stock                                                             (87.3)                     --
 Dividends paid to shareholders                                                        (165.2)                  (155.7)
 Other                                                                                   87.2                     15.0
--------------------------------------------------------------------------------------------------------------------------------
CASH (USED FOR) PROVIDED BY FINANCING ACTIVITIES                                      (832.9)                     80.1
--------------------------------------------------------------------------------------------------------------------------------
 Effect of Exchange Rate Changes on Cash                                                 (1.3)                     6.0
--------------------------------------------------------------------------------------------------------------------------------
 Increase in Cash and Cash Items                                                        (27.9)                    32.5
 Cash and Cash Items - Beginning of Year                                                 94.1                     61.6
--------------------------------------------------------------------------------------------------------------------------------
 Cash and Cash Items - End of Period                                                    $66.2                    $94.1
================================================================================================================================


(a) Excludes capital lease additions of $.5 million and $4.9 million in fiscal 2001 and 2000, respectively.

(b) Excludes $24.4 million of long-term debt assumed in acquisitions in fiscal 2000.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                                   (Unaudited)

All per share amounts are calculated on a diluted earnings per share basis.

In August 2001, the company retired $459.6 million principal amount of various medium term notes - series D, E, and F as well as $81.5 million of the 8.75% debenture for an aggregate principle retirement of $541.1 million. The results for the three and twelve months ended 30 September 2001 included an extraordinary loss of $47.3 million ($.21 per share) as a result of the early retirement of debt, consisting principally of retirement premiums, net of a tax benefit of $28.5 million.

The results for the three months ended 30 September 2001 included a charge of $78.3 million ($47.3 million after-tax, or $.21 per share) for a global cost reduction plan. This charge includes $57.2 million for severance benefits and pension plan settlements, and $21.1 million for asset impairments and related restructuring charges. The company will eliminate 359 positions. The restructuring charges included in cost of sales, selling and administrative, research and development, and other expense were $12.5 million, $44.0 million, $.7 million, and $21.1 million, respectively.

In September 2001, the company sold and leased back certain U.S. cryogenic manufacturing equipment for $301.9 million. This operating lease has a five-year term with purchase and renewal options.

The results for the twelve months ended 30 September 2001 included a charge of $109.2 million ($67.3 million after-tax, or $.31 per share) for a global cost reduction plan. This charge includes $79.6 million for severance benefits and pension plan settlements, and $29.6 million for asset impairments and related restructuring charges. The company will eliminate 670 positions. The restructuring charges included in cost of sales, selling and administrative, research and development, and other expense were $26.9 million, $53.4 million, $.7 million, and $28.2 million, respectively. The results for the twelve months ended 30 September 2001, also included a charge of $6.0 million ($3.7 million after-tax, or $.02 per share) related to a litigation settlement.

The results for the three and twelve months ended 30 September 2001 included a gain of $101.6 million ($64.6 million after-tax, or $.29 per share) related to the sale of the fifty percent interest in two cogeneration facilities located in Cambria County, Pennsylvania and Orlando, Florida.

Income from equity affiliates, exclusive of the gain on divestiture and net of related expenses, contributed $.09 and $.11 to diluted earnings per share for the three months ended 30 September 2001 and 2000, respectively. Income from equity affiliates exclusive of the gain on divestiture and net of related expenses, contributed $.34 and $.37 to diluted earnings per share for the twelve months ended 30 September 2001 and 2000, respectively.

The company, The BOC Group plc (BOC) and L'Air Liquide S.A. (Air Liquide) of France announced in July 1999 that they had agreed to the terms of a recommended offer for the share capital of BOC. In May 2000, the company and Air Liquide announced that the Federal Trade Commission had indicated it would not approve the offer by 12 May 2000, the date on which the period for satisfying the preconditions to the offer would expire, and the offer was not extended beyond 12 May 2000. The results for the twelve months ended 30 September 2000 included a charge of $730.4 million ($456.5 million after-tax, or $2.12 per share) for costs related to the BOC transaction. These costs consisted primarily of charges recorded on purchased option and forward exchange contracts entered into to hedge the currency exposure of the BOC transaction.

The company had a net tax benefit for the fiscal year ended 30 September 2000. The net benefit resulted from the loss on the BOC transaction, as well as tax credits and adjustments. Excluding the impact of the BOC transaction and other special items, the fiscal 2000 effective tax rate was 30.2%, after minority interest of $7.6 million. The effective tax rate for fiscal 2001, excluding special items, was 30.0%, after minority interest of $5.1 million.

The results for the twelve months ended 30 September 2000 included a charge of $55.4 million ($35.0 million after-tax, or $.16 per share) for the global cost reduction plan and a gain of $6.3 million ($4.0 million after-tax, or $.02 per share) related to the sale of packaged gas facilities. The restructuring charges included in cost of sales, selling and administrative, research and development, and other expenses were $20.6 million, $25.4 million, $1.9 million, and $7.5 million, respectively.

The results for the three and twelve months ended 30 September 2000 included a gain of $126.8 million ($79.1 million after-tax, or $.37 per share) on the sale of the polyvinyl alcohol business to Celanese AG, for $326 million.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY BUSINESS SEGMENTS
                                   (Unaudited)

Business segment information is shown below:
-------------------------------------------------------------------------------------------------------------------------------
 (Millions of dollars)                             Three Months Ended                       Twelve Months Ended
                                                      30 September                              30 September
                                                2001                2000                2001                 2000
-------------------------------------------------------------------------------------------------------------------------------
Revenues from external customers
 Gases                                         $924.7              $948.0            $3,944.0             $3,465.5
 Equipment                                       72.5                59.4               250.4                228.8
 Chemicals                                      364.5               441.7             1,522.8              1,772.8
-------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                               1,361.7             1,449.1             5,717.2              5,467.1
-------------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                         $1,361.7            $1,449.1            $5,717.2             $5,467.1
-------------------------------------------------------------------------------------------------------------------------------

Operating income
 Gases                                         $131.5              $191.5              $654.9               $673.1
 Equipment                                        2.7                 6.7                10.0                  9.9
 Chemicals                                       17.1                35.7               112.3                182.1
-------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                 151.3               233.9               777.2                865.1
-------------------------------------------------------------------------------------------------------------------------------
 Corporate research and development and         (13.0)               (4.6)              (31.8)               (34.3)
  other income/(expense)
-------------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                           $138.3              $229.3              $745.4               $830.8
-------------------------------------------------------------------------------------------------------------------------------
Operating income (excluding special items)
 Gases                                         $174.3(a)           $191.5              $724.0(b)            $698.8(d)(e)
 Equipment                                        4.7(a)              6.7                12.0(b)              16.8(d)
 Chemicals                                       41.1(a)             35.7               140.9(b)             197.7(d)
-------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                 220.1               233.9               876.9                913.3
-------------------------------------------------------------------------------------------------------------------------------
 Corporate research and development and          (3.5)(a)            (4.6)              (16.3)(b)(c)         (33.4)(d)
  other income/(expense)
-------------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                           $216.6              $229.3              $860.6               $879.9
-------------------------------------------------------------------------------------------------------------------------------

Equity affiliates' income
 Gases                                          $18.6               $21.0               $71.7                $73.6
 Equipment                                         .7                  .2                 2.0                  2.0
 Chemicals                                        2.3                 3.8                 7.5                 12.5
-------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                  21.6                25.0                81.2                 88.1
-------------------------------------------------------------------------------------------------------------------------------
 Other                                            --                   .6                 --                   (.5)
-------------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                            $21.6               $25.6               $81.2                $87.6
--------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
(Millions of dollars)                                                                          30 September
                                                                                        2001                   2000
-------------------------------------------------------------------------------------------------------------------------------
Total assets
 Gases                                                                               $6,320.9               $6,236.0
 Equipment                                                                              188.7                  236.6
 Chemicals                                                                            1,436.2                1,505.2
-------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                                                       7,945.8                7,977.8
-------------------------------------------------------------------------------------------------------------------------------
 Corporate assets                                                                       128.6                  292.7
-------------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                                                                 $8,074.4               $8,270.5
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------------------------
                                                                                          Twelve Months Ended
                                                                                               30 September
                                                                                        2001                   2000
-------------------------------------------------------------------------------------------------------------------------------
ORONA(f)
 Gases                                                                                   12.3%                  12.1%
 Equipment                                                                                5.5%                   7.1%
 Chemicals                                                                                9.8%                  12.3%
-------------------------------------------------------------------------------------------------------------------------------
 Segment Totals                                                                          11.6%                  12.1%
-------------------------------------------------------------------------------------------------------------------------------
 Consolidated Totals                                                                     11.1%                  11.1%
-------------------------------------------------------------------------------------------------------------------------------

(a) The results for the three months ended 30 September 2001 exclude a cost reduction charge in gases ($42.8 million), equipment ($2.0 million), chemicals ($24.0 million), and corporate ($9.5 million).
(b) The results for the twelve months ended 30 September 2001 exclude a cost reduction charge in gases ($69.1 million), equipment ($2.0 million), chemicals ($28.6 million), and corporate ($9.5 million).
(c) The results for the twelve months ended 30 September 2001 exclude a litigation settlement charge of $6.0 million.
(d) The results for the twelve months ended 30 September 2000 exclude a cost reduction charge in gases ($32.0 million), equipment ($6.9 million), chemicals ($15.6 million), and corporate ($.9 million).
(e) The results for the twelve months ended 30 September 2000 exclude a gain on the sale of packaged gas facilities of $6.3 million.
(f) Operating return on net assets (ORONA) is calculated as the rolling four quarter sum of operating income divided by the rolling five quarter average of total assets less investments in equity affiliates. The ORONA calculation excludes all special items impacting operating income.

                AIR PRODUCTS AND CHEMICALS, INC. and Subsidiaries
                          SUMMARY BY GEOGRAPHIC REGIONS
                                   (Unaudited)


(Millions of dollars)
--------------------------------------------------------------------------------------------------------------------------------
                                                        Three Months Ended                       Twelve Months Ended
                                                           30 September                              30 September
                                                     2001                2000                 2001                 2000
--------------------------------------------------------------------------------------------------------------------------------
Revenues from external customers
 United States                                     $890.2              $973.0             $3,824.7             $3,628.8
--------------------------------------------------------------------------------------------------------------------------------
 United Kingdom                                     115.1               115.9                440.1                483.8
 Spain                                               72.4                69.5                295.1                300.7
 Other Europe                                       143.0               142.1                581.9                559.8
--------------------------------------------------------------------------------------------------------------------------------
 Total Europe                                       330.5               327.5              1,317.1              1,344.3
--------------------------------------------------------------------------------------------------------------------------------
 Canada/Latin America                                60.3                66.8                243.5                240.6
 Asia                                                80.6                81.8                331.6                253.1
 All Other                                             .1                --                     .3                   .3
--------------------------------------------------------------------------------------------------------------------------------
Total                                            $1,361.7            $1,449.1             $5,717.2             $5,467.1
--------------------------------------------------------------------------------------------------------------------------------

Note: Geographic information is based on country of origin. The other Europe segment operates principally in France, Germany, Netherlands, and Belgium.


    Media Inquiries:
          Lisa Walsh, tel: (610) 481-5784; e-mail: walshla@apci.com
                                                   ----------------

    Investor Inquiries:
          Alexander W. Masetti, tel: (610) 481-7461; e-mail: masettaw@apci.com.
                                                            ------------------

Item 9. Regulation FD Disclosure
--------------------------------

The Q4 earnings teleconference following the earnings release which started at 11:00 a.m. EDST on October 22, 2001 can be accessed by listening on the Company's web site at http://www.airproducts.com/fin/quarterly.htm. Recordings of the earnings teleconference and copies of the slides used will continue to be available at the above web address until midnight on October 31, 2001.

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     Air Products and Chemicals, Inc.
                                     --------------------------------
                                     (Registrant)




Dated: 23 October 2001               By:          /s/Leo J. Daley
                                       --------------------------------------
                                                 Leo J. Daley
                                       Vice President - Finance and Controller
                                            (Chief Financial Officer)